SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Assets

          On July 29, 2005, ITEX Corporation, a Nevada corporation (“ITEX”), acquired BXI Exchange, Inc., a Delaware corporation (“BXI”), by merging BXI with and into ITEX’s wholly-owned subsidiary, BXI Acquisition Sub, Inc., a Delaware corporation.   As a result of this transaction, BXI became a wholly-owned direct subsidiary of ITEX operating under the name “BXI Exchange, Inc” (“Surviving Corporation”).  The acquisition was consummated pursuant to the terms of the Agreement of Merger, dated June 30, 2005, by and among BXI, ITEX, BXI Acquisition Sub, Inc., and The Intagio Group, Inc., a Delaware corporation (individually and as the Stockholders’ Representative) (the “Merger Agreement”).

          Pursuant to the Merger Agreement, ITEX acquired BXI for (i) cash in the amount of $2,035,477 (including $1,429,803.16 consisting of repayments of the principal amount and accrued interest on all outstanding promissory notes held by BXI stockholders and other amounts owed by BXI to the BXI stockholders, and a fee for transition services rendered by Intagio in connection with the Merger), (ii) secured promissory notes in favor of BXI’s stockholders in the aggregate principal amount of $1,000,000, and (iii) if and to the extent ITEX and its subsidiaries (including BXI) achieves certain revenue targets during its first 12 full fiscal quarters following the signing of the Merger Agreement, additional cash payments totaling up to $450,000 (collectively, the “Merger Consideration”).  ITEX also assumed approximately $230,000 in estimated liabilities.  The earnout payments, if any, will be subject to reduction to satisfy certain claims for indemnification that may be made by ITEX.

          The Merger Consideration (exclusive of any potential earnout payments) was placed by ITEX in a third-party escrow account on June 30, 2005, and was distributed to the BXI stockholders at the effective time of the Merger (except that a portion of the Merger Consideration may be retained in the escrow until receipt by the escrow agent of duly executed transmittal instructions from certain BXI stockholders).

          Effective as of June 30, 2005, Steven White was appointed as sole director and President of the Surviving Corporation.

          The foregoing description of the Merger Agreement and the transactions contemplated therein is qualified in its entirety by reference to the Merger Agreement, the form of Senior Subordinated Secured Promissory Note, the Installment or Single Payment Note, with Security Agreement, the Amendment to Loan Agreement, and the Merger Notes, which were filed as Exhibits 2.1, 10.1, 10.2, 10.2 and 10.4, respectively, to our Current Report on Form 8-K filed on July 6, 2005, and are incorporated herein by reference.  The Merger Agreement was filed to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about ITEX.  The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

          The press release announcing the completion of the Merger, dated August 1, 2005, is attached hereto as Exhibit 99.1.

          Information regarding our Term Loan Agreement and Note with U.S. Bank is included under Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

          The information provided under Item 2.01 of this report related to the completion of the acquition of assets is incorporated herein by reference.

          On June 29, 2005, in order to partially fund the acquisition of BXI, ITEX borrowed $1.3 million from U.S. Bank.  The promissory note issued to U.S. Bank to evidence the borrowing (“Bank Note”) provides for a $1.3 million term loan, bearing interest at an annual rate of 6.48%.  Principal and interest are payable in 47 installments of $30,921.38 each, beginning August 5, 2005, with a maturity date of July 5, 2009.  The obligations of ITEX under the Bank Note are secured by security interests in the accounts receivable and general intangibles of ITEX, as well as all inventory and equipment, and may be prepaid at any time.  The Bank Note has events of default and other provisions that are customary for a loan of this type, including nonpayment, default on other obligations, bankruptcy and material adverse changes in the business, properties or financial condition of ITEX, which if they occur may cause all outstanding obligations under the Bank Note to be accelerated and become immediately due and payable.  ITEX’s obligations under the Bank Note are personally guaranteed by Steven White, our Chief Executive Officer, who also provided personal real property as collateral.  ITEX paid 1% of the loan facility, or $13,000, as an origination fee.

          The Bank Note referenced the Loan Agreement dated December 2, 2004 between ITEX and U.S. Bank (filed as Exhibit 10.1 to ITEX’s Quarterly Report on Form 10-QSB for the quarter ended January 31, 2005).  In an Amendment to the Loan Agreement, the maximum loan amount under the Revolving Credit Agreement with U.S. Bank was reduced from $750,000 to $500,000.  We have not borrowed any capital under this line of credit and have no immediate plans to do so.

          The description of the Bank Note and associated loan is qualified in its entirety by reference to the copy of the Note and Security Agreement filed as Exhibit 10.2 to our Current Report on Form 8-K filed on July 6, 2005, which is incorporated by reference.

          On June 30, 2005, pursuant to the Merger Agreement the Company issued $1,000,000 aggregate principal amount of 6.0% senior subordinated secured promissory notes due June 30, 2008 (“Merger Notes”).  The Merger Notes are secured obligations of ITEX and rank senior to all of ITEX’s other obligations, except that the Merger Notes are subordinated to the U.S. Bank debt.  Principal and interest on the Merger Notes is payable in 36 equal monthly installments payable on the last day of each calendar month commencing on July 31, 2005.  ITEX’s obligations under the Merger Notes are not guaranteed by any third party.

           Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Merger Notes, including (i) a default in any interest or principal payment; (ii) a default in the payment of any principal of or premium or interest on any debt which is outstanding in a principal amount of at least $25,000 in the aggregate; (iii) final judgments against ITEX aggregating in excess of $25,000; (iv) breach of any material covenant in the Merger Agreement, the Security Agreement, or the Merger Notes; (v)  a breach of any representation or warranty in the Merger Agreement; or (vi) insolvency or the entry by a court of certain orders or decrees under any bankruptcy law.  Upon occurrence of one of these events, subject to certain exceptions, Intagio as the BXI stockholder’s representative may declare the principal of and accrued interest on all of the Merger Notes to be immediately due and payable.

          The description of the Merger Notes is qualified in its entirety by reference to the copy of the Form of Merger Note filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 6, 2005, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

          (a)   Financial Statements of Businesses Acquired.

                  The financial statements of the acquired business required to be filed pursuant to Item 9.01(a) of Form 8-K were not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 71 days after the date this Form 8-K is required to be filed.

          (b)   Pro Forma Financial Information.

                  The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 71 days after the date this Form 8-K is required to be filed.

          (c)   Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger dated as of June 30, 2005, by and among BXI Exchange, Inc., ITEX Corporation, BXI Acquisition Sub, Inc., and The Intagio Group, Inc. (1)

10.1	Form of Senior Subordinated Secured Promissory Note of ITEX Corporation to the stockholders of BXI Exchange, Inc. (1)

10.2	Installment or Single Payment Note, with Security Agreement (1)

10.3	Amendment to Loan Agreement of December 2, 2004 (1)

10.4	Form of Merger Note dated June 30, 2005 (1)

99.1	Press release dated August 1, 2005, announcing the completion of the merger

(1)	Incorporated by reference to our Current Report on Form 8-K, as filed on July 6, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX CORPORATION
(Registrant)

Date: July 29, 2005
	By:	/s/ STEVEN WHITE

Steven White
Chief Executive Officer